Exhibit 10.13

AMERISOURCEBERGEN CORPORATION

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD TO EMPLOYEE

Participant:

Target Number of Restricted

Stock Units Subject to Grant:

Date of Grant:

Vesting Date:

RECITALS

This Restricted Stock Unit Award (the “Award”) is made by AmerisourceBergen Corporation, a Delaware corporation (the “Company”), pursuant to the AmerisourceBergen Corporation Equity Incentive Plan, as amended (the “Plan”). The Board of Directors of the Company has directed the Compensation and Succession Planning Committee (the “Committee”) to administer the Plan.

WHEREAS, the Committee has granted to the Participant an award of Restricted Stock Units, subject to certain restrictions and on the terms and conditions contained in this Award Agreement.

NOW, THEREFORE, in consideration of the foregoing and the premises contained herein and intending to be legally bound hereby:

1.                                      Definitions. Unless otherwise defined herein, capitalized terms used in this Award Agreement shall have the meanings ascribed to them in the Plan. As used herein:

(a)                                 “Award” means an award of Restricted Stock Units hereby granted.

(b)                                 “Date of Grant” means the date on which the Company awarded the Restricted Stock Units to the Participant pursuant to the Plan.

(c)                                  “Payout Level” means the actual number of Shares to which the Participant may become entitled based on the extent to which the Performance Criteria have been achieved, as determined and certified by the Committee following the Vesting Date.  The Payout Level shall be calculated by multiplying the Target Number of Restricted Stock Units by a percentage ranging from 0% to 150% as set forth in Exhibit A hereto; provided, however, that

(i)                                     in the event a Change in Control occurs during the Performance Period: (A) the three-year Performance Period shall be deemed to end on the last day of the calendar quarter ending prior to the Change in Control; and (B) the Payout Level shall be based on the extent to which the Performance Criteria were achieved for such abbreviated period as determined and certified by the Committee; and

(ii)                                  for purposes of Section 3(b) below, the Payout Level shall be based on the extent to which the Performance Criteria were achieved, as determined and certified by the Committee, based on (A) actual performance through the most recently completed calendar quarter prior to the date of death or Disability, or (B) the Payout Level determined in clause 1(c)(i) above if a Change in Control occurs prior to the date of death or Disability.

(d)                                 “Performance Criteria” means the performance criteria established by the Committee and as set forth in Exhibit A hereto.

(e)                                  “Performance Period” means the period beginning on [Date] and ending on [Date].

(f)                                   “Restricted Stock Units” means the Restricted Stock Units which are the subject of the Award hereby granted.

(g)                                  “Settlement Date” means [Date].

(h)                                 “Shares” mean shares of the Company’s Common Stock.

2.                                Grant of Restricted Stock Units.  Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant an award of Restricted Stock Units entitling the Participant to receive a number of Shares based on the extent, if any, to which the applicable vesting criteria are satisfied.  The maximum number of Shares issuable under the award shall be 150% of the Target Number of Restricted Stock Units.  The Target Number of Restricted Stock Units shall be subject to adjustment pursuant to Section 17 of the Plan.

3.                                      Vesting.  Subject to the terms and conditions set forth herein and in the Plan, a percentage of the Restricted Stock Units equal to the Payout Level shall become vested, if at all, provided that the Participant remains continuously employed by the Company from the Date of Grant through the Vesting Date, except to the extent that vesting occurs pursuant to Sections 3(a), (b), (c) or (d).  Any Restricted Stock Units that are determined to have not vested for failure to achieve the Performance Criteria shall be immediately forfeited.  The determination by the Committee of the number of Shares deliverable to the Participant shall be binding on the Participant and conclusive for all purposes. Solely for purposes of this Award Agreement, employment with the Company will be deemed to include employment with any Subsidiary of the Company (for only so long as such entity remains a Subsidiary of the Company).

(a)                                 Change in Control.  If, within two (2) years following a Change in Control the Participant’s employment with the Company is involuntarily terminated by the Company, whether or not for Cause, the percentage of the Restricted Stock Units equal to the applicable Payout Level shall become vested, if at all.

(b)                                 Death or Disability.  If the Participant ceases to be employed by the Company prior to the Vesting Date but after [Date] as a result of his death or Disability then the percentage of the Restricted Stock Units that shall become vested, if at all, shall be equal to the applicable Payout Level multiplied by a fraction, the numerator of which is the number of days in the Performance Period up to the date of such death or Disability, and the denominator of which is 1,095.

(c)                                  Termination by the Company without Cause.  If the Participant ceases to be employed by the Company prior to the Vesting Date but after [Date] as a result of his termination by the Company without Cause (other than a termination described in Section 3(a)), then the percentage of the Restricted Stock Units that shall become vested, if at all, shall be equal to the Payout Level as determined following the Vesting Date (subject to Section 1(c)(i)) as if the Participant had continued in active employment with the Company through the Vesting Date, multiplied by a fraction, the numerator of which is the number of days in the Performance Period up to the date of such termination, and the denominator of which is 1,095. Notwithstanding any other provision of this Award Agreement, any vesting of Restricted Stock Units pursuant to this Section 3(c) is conditioned upon the Participant’s execution during the applicable release review period, and non-revocation, of a written release (in such form reasonably prescribed by the Company or in substantially the form attached to an employment agreement entered into by and between the Participant and the Company or any of its affiliates) of any and all claims against the Company and all related parties.

(d)                                 Retirement.  In the event that the Participant’s employment with the Company terminates during the Performance Period due to the Participant’s Voluntary Retirement, then the Restricted Stock

Units shall not be immediately forfeited and shall become vested, if at all, based on the Payout Level as determined following the Vesting Date (subject to Section 1(c)(i)) as if the Participant had continued in active employment with the Company through the Vesting Date. For purposes of this Agreement, “Voluntary Retirement” means any voluntary termination of employment by the Participant after reaching age 62 and completing sixty months of continuous service with the Company or its Subsidiaries.

4.                                Forfeiture of Restricted Stock Units.  If at any time during the Performance Period the Participant is no longer serving the Company as an employee for any reason other than as described in Section 3(a), (b), (c) or (d), the Restricted Stock Units shall be forfeited by the Participant and deemed canceled by the Company.

5.                                      Rights of Participant.  The Participant shall not have the rights of a stockholder of the Company with respect the Shares represented by the Restricted Stock Units, including, without limitation, the right to vote the Shares represented by the Restricted Stock Units, unless and until such Shares have been delivered to the Participant in accordance with Section 9.

6.                                      Dividend Equivalents.  The Participant shall not receive cash dividends on the Restricted Stock Units subject to this Award, but instead shall be entitled to a cash payment from the Company determined as of each cash dividend payment date with respect to the Shares issuable under this Award with a record date occurring at any time following the Date of Grant but prior to the date that the Shares issuable under this Award are delivered to the Participant in accordance with Section 9. Such cash payment shall be equal to the dividend that would have been paid on the actual number of Share issuable under this Award had that number of Shares been issued and outstanding and entitled to the dividend.  Cash payments for each cash dividend payment date with respect to the Shares with a record date occurring prior to the date that the Shares subject to the Award are delivered to the Participant in accordance with Section 9 shall be accrued until such delivery date and paid to the Participant at the same time delivery of the Shares issuable under this Award is made to the Participant in accordance with Section 9.

7.                                      Notices.  Any notice to the Company provided for in this instrument shall be addressed to the Committee at 1300 Morris Drive, Chesterbrook, PA 19087, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

8.                                      Securities Laws, etc.  The Committee may from time to time impose any conditions on the Award, and the Shares subject to this Award, as it deems necessary or advisable to ensure that the Plan and this Award satisfy the conditions of Rule 16b-3, and that such Shares are issued and resold in compliance with the Securities Act of 1933, as amended. The Company may require that the Participant represent that the Participant is holding the Shares for the Participant’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Committee deems appropriate.

9.                                      Delivery of Shares.  Notwithstanding any provision of this Award Agreement or the Plan to the contrary (other than Section 10 hereof and Section 15 of the Plan), the Shares issuable under this Award (or such other consideration as permitted by Section 18(b) of the Plan) that have become nonforfeitable shall be delivered to the Participant (i) after the Vesting Date and no later than the Settlement Date, or (ii) if earlier, within 60 days following the date that the Participant’s employment with the Company ceases as described in Section 3(a) or (b). The certificates for such Shares will be delivered without payment from the Participant and without any legend or restrictions, except for such restrictions as may be imposed by the Committee, in its sole judgment, under Section 8, provided that no certificates for Shares will be delivered to Participant until appropriate arrangements have been made with the Company for the withholding of any taxes which may be due with respect to such Shares. The Company may condition delivery of certificates for Shares upon the prior receipt from the Participant of any undertakings which it may determine are required to ensure that the certificates are being issued in compliance with federal and state securities laws. The right to payment of any fractional Shares shall be satisfied in cash, measured by the product of the fractional amount times the Fair Market Value of a Share on the date that the Shares are delivered pursuant to this Section 9, as determined by the Committee. Notwithstanding anything herein to the contrary or otherwise, to the extent compliance with the requirements of Treas. Reg. §1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under Section 409A of the Internal Revenue Code (“Section 409A”) on the Award, then notwithstanding any other provision of this Award Agreement (or any otherwise applicable plan, policy, agreement or arrangement), the delivery of Shares pursuant to this Agreement to the Participant that are otherwise due within six months following the date of the Participant’s separation from service will be deferred and delivered to the Participant on the first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death. To the maximum extent permitted under Section 409A and its corresponding regulations, this Award is intended to be exempt from Section 409A, including, without limitation, by reason of the short-term deferral exemption under Section 409A. If the delivery of Shares pursuant to this Agreement constitutes a “deferral of compensation” within the meaning of Section 409A, any such delivery to be made upon a termination of employment will only be made upon a “separation from service” within the meaning given it under Section 409A and its corresponding regulations.

10.                               Special Forfeiture and Repayment Rules.

(a)                                 The Participant hereby acknowledges and agrees that in the event that the Participant experiences a Triggering Event (as defined in the Plan) and unless the Committee or its delegate determines otherwise, then:

(i)                                     any portion of the Award that remains unvested as of the date the Committee or its delegate determines that the Participant has experienced a Triggering Event, and any portion of the Award that has so vested but the Shares represented by such vested portion have not yet been delivered in accordance with Section 9, shall be immediately and automatically forfeited; and

(ii)                                  if the Award has vested and the Shares represented by such vested Award has been delivered to the Participant in accordance with Section 9 within the 12-month period immediately prior to the date of the acts or omissions that gave rise to such Triggering Event or anytime thereafter, within 10 days of receiving written notice from the Company that a Triggering Event has occurred, the Participant shall deliver to the Company a number of unrestricted Shares equal to the number of Shares delivered to the Participant in respect of the Award during such period; provided that if, at the time delivery of the Shares by the Participant is required, the Participant cannot deliver a number of unrestricted Shares equal to the number of Shares delivered to the Participant in respect of the Award during such period, in addition to the delivery of the number of unrestricted Shares by the Participant at such time, the Participant shall be required to pay to the Company an amount equal to the product of the number of such Shares delivered to the Participant in respect of the Award during such period (less the number of Shares contemporaneously delivered by the Participant to the Company), multiplied by the Fair Market Value of one Share as of the date the Award became vested.

(b)                                 The Committee or its delegate shall determine in its sole discretion whether a Triggering Event has occurred with respect to the Participant.

(c)                                  The Participant hereby acknowledges and agrees that the restrictions contained in the Plan are being made for the benefit of the Company in consideration of Participant’s receipt of the Award. The Participant further acknowledges that the receipt of the Award is a voluntary action on the part of the Participant and that the Company is unwilling to provide the Award to the Participant without including the restrictions contained in the Plan.

(d)                                 The Participant hereby consents to a deduction from, and set-off against, any amounts owed to the Participant by the Company or its affiliates from time to time (including, but not limited to, amounts owed to the Participant as wages, severance payments or other fringe benefits) to the extent of the amounts owed to the Company by the Participant under this Award Agreement.

(e)                                  The Special Forfeiture and Repayments provisions of this Award Agreement and the Plan are in addition to, not in lieu of, any other obligation and/or restriction that the Participant may have with respect to the Company, whether by operation of law, contract, or otherwise, including, without limitation, any non-competition and non-solicitation obligations contained in an employment agreement entered into by and between the Participant and the Company or any of its affiliates.

11.                         Transferability.  The Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance not permitted by this Section 11 shall be void and unenforceable.

12.                               Miscellaneous.

(a)                                 The Award granted hereunder shall not confer upon the Participant any right to continue in the employment of the Company or any subsidiary or affiliate of the Company.

(b)                                 The Participant acknowledges that the Company has not advised the Participant regarding the Participant’s income tax liability in connection with the grant or vesting of the Award or the delivery of the Shares subject to the Award. The Participant is not relying on any statements or representations of the Company or any of its agents in regard to such liability.  The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Award Agreement.

(c)                                  The validity, performance, construction and effect of this Award shall be governed by and determined in accordance with the law of the State of Delaware, without giving effect to conflicts of laws principles thereof.

(d)                                 The Participant has received a copy of the Plan, a copy of which is attached hereto, has been provided with the opportunity to read the Plan and is familiar with the terms and provisions thereof and hereby accepts this Award subject to all of the terms and provisions of this Award Agreement and the Plan, including, without limitation, the Special Forfeiture and Repayment provisions of the Plan.  All decisions or interpretations of the Board or the Committee upon any questions arising under the Plan or this Award Agreement shall be binding, conclusive and final.

13.                               GRANT ACCEPTANCE.  YOU MUST ACCEPT THE TERMS OF THIS AGREEMENT WITHIN 60 DAYS OF RECEIPT. IF YOU DO NOT ACCEPT THE TERMS AS INSTRUCTED, THIS AGREEMENT WILL AUTOMATICALLY, WITHOUT FURTHER ACTION OF THE COMPANY OR THE COMMITTEE, TERMINATE AND THE AWARD WILL BE FORFEITED AT MIDNIGHT ON THE 60TH DAY.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Award Agreement effective as of the Date of Grant.

AMERISOURCEBERGEN CORPORATION

By:

EXHIBIT A

PERFORMANCE CRITERIA